UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2012

OxySure Systems, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX	75033
(Address of principal executive offices)	(Zip Code)

(972) 294-6450
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 – Unregistered Sales of Equity Securities

On June 25, 2012, OxySure Systems, Inc. (the “Company”) received a conversion notice (the “Conversion Notice”) from the M. Nyewe Trust (“MN Trust”), converting the entire principal and accrued interest of a convertible note issued to MN Trust into common stock.

The Company is the issuer of that certain Subordinated Convertible Note dated January 29, 2012 (“Note”) in favor of MN Trust. In terms of the Conversion Notice received by the Company, MN Trust irrevocably exercises its option to convert $103,156 of the principal amount and accrued but unpaid interest outstanding under the Note into 68,770 conversion shares in accordance with the terms of the Note. Certificates representing the conversion shares issuable and deliverable upon the conversion will be issued and delivered to MN Trust unless a different name is provided by MN Trust to the Company in writing. Capitalized terms used in the Conversion Notice and not otherwise defined in the Conversion Notice shall have the respective meanings ascribed to such terms in the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2012 OXYSURE SYSTEMS, INC., a Delaware corporation /s/ Julian T. Ross BY: Julian T. Ross ITS: Chief Executive Officer, President, Chief Financial Officer, and Secretary